 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 11, 2019

DCP MIDSTREAM, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 595-3331
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	DCP	New York Stock Exchange
7.875% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRB	New York Stock Exchange
7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRC	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2019, Brian Frederick elected to leave DCP Midstream GP, LLC (the “Company”), the general partner of the general partner of DCP Midstream, LP, and resign as its President, Asset Operations. Mr. Frederick will remain with the Company through December 31, 2019.

In connection with Mr. Frederick’s departure, he and DCP Services, LLC, an affiliate of the Company, entered into a separation agreement, waiver and release dated December 11, 2019 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Frederick will be entitled to receive (i) severance pay in the aggregate amount of $603,330, (ii) short term incentive payment for fiscal year 2019, pursuant to the DCP Services, LLC Short-Term Incentive plan (“STI plan”), based on Mr. Frederick’s actual earnings and in accordance with the performance conditions under the STI plan, (iii) vesting of outstanding time-vested restricted phantom units issued to Mr. Frederick pursuant to the DCP Services, LLC 2008 Long-Term Incentive Plan (“LTIP”), which have been held by Mr. Frederick for at least one year, and (iv) pro rata vesting of outstanding strategic performance units issued to Mr. Frederick pursuant to the LTIP, which have been held by Mr. Frederick for at least one year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2019	DCP MIDSTREAM, LP

By: DCP MIDSTREAM GP, LP
its general partner

By: DCP MIDSTREAM GP, LLC
its general partner

By: /s/ Sean P. O’Brien
Sean P. O’Brien
Group Vice President and Chief Financial Officer